                 AMENDMENT NO. 9
                       TO
           LOAN AND SECURITY AGREEMENT
          DATED AS OF SEPTEMBER 7, 1994

          THIS AMENDMENT NO. 9 dated as of February 7, 1997 (this
"Amendment") is entered into among BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("BABC"), THE BANK OF NEW YORK COMMERCIAL CORPORATION, a New York corporation ("BNYCC"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association ("Boatmen's") (BABC, BNYCC and Boatmen's and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of BABC, BNYCC and Boatmen's and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"), LACLEDE STEEL COMPANY, a Delaware corporation (the "Parent"), LACLEDE CHAIN MANUFACTURING COMPANY, a Delaware corporation ("Laclede Chain"), and LACLEDE MID AMERICA INC., an Indiana corporation ("Laclede Mid America") (the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to collectively as the "Borrowers" and each of the Parent, Laclede Chain and Laclede Mid America being sometimes hereinafter referred to individually as a "Borrower").

              W I T N E S S E T H:

          WHEREAS, the Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of September 7, 1994 (the "Loan Agreement");

          WHEREAS, the Loan Agreement was amended by (a) Amendment No. 1 dated as of February 15, 1995, (b) Amendment No. 2 dated as of May 10, 1995,
(c) Amendment No. 3 dated as of June 1, 1995, (d) Amendment No. 4 dated as of December 7, 1995, (e) Amendment No. 5 dated as of January 26, 1996, (f) Amendment No. 6 dated as of June 26, 1996, (g) Amendment No. 7 dated as of July 30, 1996, and (h) Amendment No. 8 dated as of November 14, 1996 (the Loan Agreement, as so amended, being hereinafter referred to as the "Amended Loan Agreement," capitalized terms used herein without definition having the meanings given such terms in the Amended Loan Agreement); and

          WHEREAS, the Borrowers, the Lenders and the Agent have agreed to amend the Amended Loan Agreement on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

          Section 1.  Amendment of the Amended Loan Agreement.
Effective as of February 7, 1997, subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Amended Loan Agreement is amended as follows:

          (a) The definition of "Individual Maximum Revolver Amount" is amended and restated as set forth on Exhibit A attached hereto.

          (b) The definition of "Maximum Revolver Amount" is amended and restated as set forth on Exhibit B attached hereto.

          (c)  The definition of "Restricted Investment" contained in
Section 1.1 is amended to add the following immediately following clause (m) thereof:

               , and (n) a promissory note in the principal amount of $1,653,000 received by the Parent as partial consideration for the sale on or about February 10, 1996 by the Parent to Excaliber Tubular Corporation of the Parent's Inventory and Fixed Assets located at the Parent's Benwood, West Virginia tube mill facility

          (d)  The definition of "Revolver Facility" contained in
Section 1.1 is amended to delete the amount of "$100,000,000" contained therein and to substitute the amount of "$90,000,000" therefor.

          (e) Section 2.1 is amended to delete the amount of $110,000,000" contained therein and to substitute the amount of "$100,000,000" therefor.

          (f)  Section 5.1(c)(v) is amended and restated as follows:

               (v)  Equipment;

          (g) Section 8.9(a) is amended to add the following immediately following clause (viii) thereof:

               , and (ix) for a sale by the Parent to Excaliber
          Tubular Corporation of the Parent's Inventory and Fixed Assets located at the Parent's Benwood, West Virginia tube mill facility

          (h) The Commitments of each Lender are revised as set forth on the signature pages of this Amendment.

          Section 2. Conditions to Amendment. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

          (a) The Agent shall have received, in the Agent's account referred to in Section 13.11 of the Loan Agreement, all of the cash proceeds of the sale by the Parent to Excaliber Tubular Corporation of the Parent's Inventory and Fixed Assets located at the Parent's Benwood, West Virginia tube mill facility, which proceeds shall be in a minimum amount of $1,000,000 plus the aggregate amount (the "Inventory Amount") of the outstanding Revolving Loans made on the basis of the Parent's Inventory located at the Parent's Benwood, West Virginia tube mill facility, with instructions to apply (i) $1,000,000 to the installments of principal of the Term Loans in the inverse order of maturity, and (ii) the remainder as a repayment of the Revolving Loans, in each case based upon the Pro Rata Shares of the Lenders.

          (b) The Agent shall have received a pledge of that certain promissory note in the principal amount of $1,653,000 executed by Excaliber Tubular Corporation and payable to the Parent.

          (c) The Agent shall have received six counterparts of this Amendment, executed by each Borrower and each Lender, and the Agent shall have executed this Amendment.

          (d) The Agent shall have received a certificate of the Parent with respect to the sale to Excaliber Tubular Corporation of the Parent's Inventory and Fixed Assets located at the Parent's Benwood, West Virginia tube mill facility (i) setting forth the purchase price to be paid for such Inventory, with satisfactory detail, and (ii) with respect to the Inventory Amount, identifying any such Inventory that provided the basis for outstanding Revolving Loans and the advance rates applicable thereto.

          Section 3. Grant by Laclede Mid America. As security for all Obligations, Laclede Mid America hereby grants to the Agent, for the ratable benefit of the Secured Creditors, a continuing security interest in, lien on, and right of set-off against, all of Laclede Mid America's Equipment, whether now owned or existing or hereafter acquired or arising, regardless of where located.

          Section 4. Representations and Warranties. Each Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, (ii) the representations and warranties contained in the Amended Loan Agreement are correct in all material respects as though made on and as of the date of this Amendment, and (iii) no Event of Default has occurred and is continuing.

          Section 5.  Reference to and Effect on the Amended Loan
Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the Amended Loan Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Amended Loan Agreement, as amended hereby, and each reference to the Amended Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Amended Loan Agreement shall mean and be a reference to the Amended Loan Agreement, as amended hereby.

          (b)  Except as specifically amended above, the Amended Loan
Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Amended Loan Agreement, nor constitute a waiver of any provision of the Amended Loan Agreement, except as specifically set forth herein.

          Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of Illinois.

          Section 8.  Legal Fees.  The Borrowers agree to pay to the
Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Amendment, including, without limitation, the allocated costs of the Agent's in-house counsel fees.

          Section 9. Section Titles. The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of February 7, 1997.


                              LACLEDE STEEL COMPANY



             By:________________________________
                                 Vice President


                         LACLEDE CHAIN MANUFACTURING COMPANY



             By:________________________________
                                 Vice President


                              LACLEDE MID AMERICA INC.



             By:________________________________
                                 Vice President

                              BANKAMERICA BUSINESS CREDIT, INC., as the
                              Agent



             By:________________________________
                                 Vice President


                              BANKAMERICA BUSINESS CREDIT,
                              INC., as a Lender



Commitment: $65,449,186.00By:________________________________
                                 Vice President


                              THE BANK OF NEW YORK
                              COMMERCIAL CORPORATION, as a
                              Lender



Commitment: $25,172,984.00By:________________________________
                                 Vice President


                              THE BOATMEN'S NATIONAL BANK
                              OF ST. LOUIS, as a Lender



Commitment: $5,034,406.00By:________________________________
                                 Vice President

                   EXHIBIT A
                      TO
                AMENDMENT NO. 9


          "Individual Maximum Revolver Amount" means

          (1)  at any time with respect to the Parent

          (a) the lesser of

               (i) the Revolver Facility; or

               (ii) the sum of

                         (A) eighty-five percent (85.0%) of
                    the Net Amount of the Eligible Accounts of the Parent; plus (B) the sum of (x) sixty-five (65.0%)
                    (as such percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory of the Parent consisting of raw material or semi-finished or finished goods plus (y) fifty percent
                    (50.0%)(as such percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory of the Parent consisting of supplies; provided, however, that at no time shall the sum of the outstanding
                    Revolving Loans to the Parent based upon the value of Eligible Inventory exceed the following amounts during the periods indicated:

               Amount                   Period

             $58,000,000      12/31/96 to and including  2/10/97

             $50,000,000       2/10/97 to and including 3/30/97

             $49,700,000       3/31/97 to and including 4/29/97

             $49,400,000       4/30/97 to and including  5/30/97

             $49,100,000       5/31/97 to and including  6/29/97

             $48,800,000       6/30/97 to and including  7/30/97

             $48,500,000       7/31/97 to and including  8/30/97

             $48,200,000       8/31/97 to and including  9/29/97

             $48,000,000       9/30/97 and thereafter;


                      minus

          (b) the sum of

               (i) reserves for accrued interest on the Obligations owing by the Parent;

               (ii) any Fixed Asset Reserve with respect to the Parent; and

               (iii) all other reserves which the Agent deems necessary in the exercise of reasonable credit judgment to maintain with respect to the Parent's account, and which are reasonably related to the preservation or protection of the value of the Collateral or the business value of the Parent, including, without limitation, any Environmental Compliance Reserve with respect to the Parent and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Parent;

          (2)  at any time with respect to Laclede Chain,

          (a) the lesser of

               (i) the Revolver Facility; or

               (ii) the sum of

                         (A) eighty-five percent (85.0%) of
                    the Net Amount of Eligible Accounts of
                    Laclede Chain, plus (B) the sum of (x) sixty-five percent (65.0%) (as such percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory of Laclede Chain consisting of raw material or semi-finished or finished goods plus (y) fifty percent
                    (50.0%) (as such percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory of Laclede Chain consisting of supplies; provided, that at no time shall the sum of outstanding Revolving
                    Loans to Laclede Chain based upon the value of Eligible Inventory exceed $48,000,000 minus

          (b) the sum of

               (i) reserves for accrued interest on the Obligations owing by Laclede Chain;

               (ii) any Fixed Asset Reserve with respect to Laclede
          Chain; and

               (iii) all other reserves which the Agent deems necessary in the exercise of reasonable credit judgment to maintain with respect to Laclede Chain's account, and which are reasonably related to the preservation or protection of the value of the Collateral or the business value of Laclede Chain, including, without limitation, any Environmental Compliance Reserve with respect to Laclede Chain and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of Laclede Chain; and

          (3)  at any time with respect to Laclede Mid America,

          (a) the lesser of

               (i) the Revolver Facility; or

               (ii) the sum of

                         (A) eighty-five percent (85.0%) of
                    the Net Amount of Eligible Accounts of
                    Laclede Mid America, plus (B) the sum of
                    (x) sixty-five percent (65.0%) (as such
                    percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory of Laclede Mid America consisting of raw material or semi-finished or finished goods plus (y) fifty percent (50.0%) (as such percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory of Laclede Mid America consisting of supplies; provided, that at no time shall the sum of outstanding Revolving Loans to Laclede Mid America based upon the value of Eligible Inventory exceed $48,000,000 minus

          (b) the sum of

               (i) reserves for accrued interest on the Obligations owing by Laclede Mid America;

               (ii) any Fixed Asset Reserve with respect to Laclede Mid America; and

               (iii) all other reserves which the Agent deems necessary in the exercise of reasonable credit judgment to maintain with respect to Laclede Mid America's account, and which are reasonably related to the preservation or protection of the value of the Collateral or the business value of Laclede Mid America, including, without limitation, any Environmental Compliance Reserve with respect to Laclede Mid America and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of Laclede Mid America.

                   EXHIBIT B
                      TO
                AMENDMENT NO. 9


          "Maximum Revolver Amount" means, at any time,

          (a) the lesser of

               (i) the Revolver Facility; or

               (ii) the sum of

                         (A) eighty-five percent (85.0%) of
                    the Net Amount of the Eligible Accounts; plus
                    (B) the sum of (x) sixty-five (65.0%) (as such percentage may be reduced pursuant to
                    Section 5.10) of the value of Eligible
                    Inventory consisting of raw material or semi-finished or finished goods plus (y) fifty percent (50.0%) (as such percentage may be reduced pursuant to Section 5.10) of the value of Eligible Inventory consisting of supplies; provided, at no time shall the sum of the outstanding Revolving Loans based upon the value of Eligible Inventory exceed the following amounts during the periods indicated:


               Amount                   Period

             $58,000,000      12/31/96 to and including  2/10/97

             $50,000,000       2/10/97 to and including 3/30/97

             $49,700,000       3/31/97 to and including 4/29/97

             $49,400,000       4/30/97 to and including  5/30/97

             $49,100,000       5/31/97 to and including  6/29/97

             $48,800,000       6/30/97 to and including  7/30/97

             $48,500,000       7/31/97 to and including  8/30/97

             $48,200,000       8/31/97 to and including  9/29/97

             $48,000,000       9/30/97 and thereafter;

                      minus

          (b) the sum of

               (i) reserves for accrued interest on the Obligations;

               (ii) any Fixed Asset Reserve with respect to any Borrower; and

               (ii) all other reserves which the Agent deems necessary in the exercise of reasonable credit judgment to maintain with respect to any Borrower's account, and which are reasonably related to the preservation or protection of the value of the Collateral or the business value of such Borrower, including, without limitation, any Environmental Compliance Reserve and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of such Borrower.